UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 1, 2006

Lexington Corporate Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12386	13-3717318
(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015
New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 1, 2006, Lexington Corporate Properties Trust (the “Trust”) entered into the First Amendment (the “First Amendment”) to Credit Agreement (the “Credit Facility”) among the Trust, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., and Net 3 Acquisition L.P., collectively as borrowers, each of Lenders party thereto, and Wachovia Bank, National Association, as agent.

The First Amendment reduces the capitalization rate used to calculate the Capitalized Value and Value (as defined therein) under the Credit Facility to 8.5% from a rate of 8.75%. The First Amendment also modifies the definitions of Capitalized Value and Value, on which certain of the financial covenants are measured.

Finally, the First Amendment increases the letter of credit commitment amount to $40,000,000 from a commitment amount of $20,000,000.

The First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Credit Facility was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Trust’s Current Report on Form 8-K filed on June 30, 2005.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits
10.1

First Amendment to Credit Agreement, dated as of June 1, 2006, among Lexington Corporate Properties Trust, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., and Net 3 Acquisition L.P., collectively as borrowers, each of Lenders party thereto, and Wachovia Bank, National Association, as agent.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Corporate Properties Trust

Date: June 2, 2006	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

10.1

First Amendment to Credit Agreement, dated as of June 1, 2006, among Lexington Corporate Properties Trust, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., and Net 3 Acquisition L.P., collectively as borrowers, each of Lenders party thereto, and Wachovia Bank, National Association, as agent.